Exhibit 99.1

Danaher Corporation

Segment Data

	2004				2004	2003	2002
	Q1	Q2	Q3	Q4
Total Sales:
Professional Instrumentation	$590,754	$638,569	$751,563	$934,804	$2,915,690	$1,916,014	$1,676,087
Industrial Technologies	635,648	665,420	667,014	699,272	2,667,354	2,180,672	1,709,067
Tools & Components	316,789	317,256	326,708	345,504	1,306,257	1,197,190	1,192,078

	$1,543,191	$1,621,245	$1,745,285	$1,979,580	$6,889,301	$5,293,876	$4,577,232

Operating Profit:
Professional Instrumentation	$105,116	$125,608	$142,258	$171,023	$544,005	$357,529	$298,186
Industrial Technologies	82,096	103,098	102,238	106,089	393,521	316,814	242,271
Tools & Components	44,556	50,387	54,332	48,976	198,251	173,821	181,359
Other	(6,802)	(6,851)	(6,907)	(10,084)	(30,644)	(24,669)	(20,694)
Pension curtailment					—	22,500	—

	$224,966	$272,242	$291,921	$316,004	$1,105,133	$845,995	$701,122

					12/31/2004	12/31/2003	12/31/2002
Identifiable Assets:
Professional Instrumentation					$4,116,244	$1,889,934	$1,608,306
Industrial Technologies					3,472,246	3,423,881	3,083,298
Tools & Components					768,659	786,949	811,803
Other					136,744	789,286	525,738

					$8,493,893	$6,890,050	$6,029,145

Liabilities:
Professional Instrumentation					$1,092,456	$534,359	$506,485
Industrial Technologies					854,321	781,048	643,315
Tools & Components					315,406	313,224	311,106
Other					1,612,028	1,614,710	1,558,640

					$3,874,211	$3,243,341	$3,019,546

Depreciation and Amortization:
Professional Instrumentation					$66,390	$42,093	$45,028
Industrial Technologies					60,576	62,529	48,148
Tools & Components					29,162	28,814	36,389

					$156,128	$133,436	$129,565

Capital Expenditures, Gross
Professional Instrumentation					$46,217	$21,534	$18,883
Industrial Technologies					51,104	46,755	33,909
Tools & Components					18,585	12,054	12,638

					$115,906	$80,343	$65,430